Exhibit 4.1

NUMBER

CA

SHARES

WESTWAY GROUP, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CLASS A COMMON STOCK

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 96169B 10 0

This Certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $.0001 EACH OF THE CLASS A COMMON STOCK OF

CERTIFICATE OF STOCK

WESTWAY GROUP INC.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

SECRETARY

WESTWAY GROUP, INC. CORPORATE SEAL 2006 DELAWARE

CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
(Jersey City, NJ)
TRANSFER AGENT AND REGISTRAR

BY:

AUTHORIZED OFFICER

AMERICAN BANK NOTE COMPANY
711 ARMSTRONG LANE
COLUMBIA, TENNESSEE 38401
(931) 388-3003
SALES: HOLLY GRONER 615-261-0610

PRODUCTION COORDINATOR: DENISE LITTLE 931-490-1706
PROOF OF: MAY 27, 2009
WESTWAY GROUP, INC.
TSB 32463 FC LOT 1
OPERATOR: AP
R1

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____ OK AS IS ____ OK WITH CHANGES ____ MAKE CHANGES AND SEND ANOTHER PROOF

Colors Selected for Printing: Intaglio prints in SC-15 Maroon.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

Westway Group, Inc.  The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of shares of Preferred Stock (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents.  The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:  TEN COM - as tenants in common UNIF GIFT MIN ACT- Custodian TEN ENT - as tenants by the entireties (Cust) (Minor) JT TEN - as joint tenants with right of survivorship under Uniform Gifts to Minors and not as tenants in common Act (State) Additional Abbreviations may also be used though not in the above list.  For value received, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE) shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.  Dated Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.  Signature(s) Guaranteed:  THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17 Ad-15).  The holder of this certificate shall be entitled to receive funds from the trust fund only in the event that the holder seeks to convert his respective shares into cash upon a business combination which he voted against and which is actually completed by the Company. In no other circumstances shall the holder have any right or interest of any kind in or to the trust fund.  AMERICAN BANK NOTE COMPANY PRODUCTION COORDINATOR: DENISE LITTLE 931-490-1706 711 ARMSTRONG LANE PROOF OF: MAY 27, 2009 COLUMBIA, TENNESSEE 38401 WESTWAY GROUP, INC. (931) 388-3003 TSB 32463 BK LOT 1 SALES: HOLLY GRONER 615-261-0610 OPERATOR: AP NEW PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF